U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 2, 2013

CORTRONIX BIOMEDICAL ADVANCEMENT TECHNOLOGIES INC.
 (Exact name of small business issuer as specified in its charter)

Nevada	000-53700	98-0515701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

8200 N.W 41st Street, Suite 145B, Doral, FL 33166
(Address of principal executive offices)

786-859-3585
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

On April 2, 2013 the relationship between our Company and the firm of Borgers & Cutler CPA’s PLLC (“B&C”), our independent accountant changed. B&C was dismissed due to the dissolution of B&C. B&C was retained to audit our financial statements as our auditors on January 10, 2013, they have not yet audited any fiscal year end, they reviewed our financial statements for the interim period ended November 30, 2012 as filed with the SEC on January 22, 2013.

In connection with the review of our financial statements for the interim period, there were no disagreements with B&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of B&C, would have caused them to make reference in connection with its reports to the subject matter of the disagreements. None of the “reportable events” described in Item 304(a)(1)(iv) of Regulation S-K of the SEC’s rules and regulations have occurred during the interim periods preceding the dismissal of B&C.

We have requested that B&C furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.1.

In addition, effective April 2, 2013, we approved the appointment of BF Borgers CPA PC (“Borgers PC”), as the Company’s independent registered public accountant, to audit our financial statement for our fiscal year ending August 31, 2013, and  the interim periods therein.  This change in independent accountants was approved by our Board of Directors.  There were no consultations between us and Borgers PC prior to their appointment.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit
16.1	Letter from Borgers & Cutler CPA’s PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTRONIX BIOMEDICAL ADVANCEMENT TECHNOLOGIES INC.

Date: April 2, 2013	By:	/s/ Yoel Palomino
	Name:	Yoel Palomino
	Title:	President, Secretary, Treasurer and Director